HEI Exhibit 99

NEWS RELEASE
November 8, 2024
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS THIRD QUARTER 2024 RESULTS
Signed Settlement Agreements a Key Milestone in Efforts to Regain HEI’s Financial Strength
2Q Going Concern Matter Resolved
Utility and Bank Operations Remain Solid
•On November 4, HEI and Other Parties Finalized the Settlement Agreements to Resolve the Maui Wildfire Tort Litigation
•3Q24 Net Loss of $104.4 million, or $0.91 Per Share, Includes an Additional $203.0 million ($150.7 million after tax) Accrual for Estimated Wildfire Liabilities From Tort-Related Legal Claims1, and a $35.2 million ($26.1 million after tax) Asset Impairment at Pacific Current
•Excluding the Additional Accrual of Estimated Wildfire Liabilities, Pacific Current Asset Impairment and Other Maui Wildfire-Related Expenses, Results Were Solid for the Quarter, with Core Net Income2 and Core EPS2 of $52.2 million and $0.46
•Utility Continues to Advance Wildfire Mitigation and Resilience Efforts
•Bank Net Interest Margin Expanded to 2.82%, Up 3 Basis Points Compared to 2Q
•Continued Strength of Bank Credit Quality and Capital Position

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported a consolidated net loss for the third quarter of 2024 of $104.4 million, or $0.91 per share. The quarter’s results include an additional $203.0 million loss accrued for estimated wildfire liabilities from tort-related legal claims ($150.7 million after tax)1, and a $35.2 million asset impairment recorded at Pacific Current ($26.1 million after tax). Total insurance recoveries and deferrals, net of other wildfire-related expenses, provided a benefit of $27.4 million ($20.3 million after tax).
1 The $203.0 million accrual was partially offset by a $40.0 million insurance receivable ($29.7 million after tax).
2 See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

Excluding these items, core net income3 was $52.2 million for the third quarter of 2024 compared to $61.5 million in the third quarter of 2023.
“On Monday, HEI, Hawaiian Electric and other defendants signed definitive settlement agreements with individual and class plaintiffs in the Maui wildfire tort litigation. Our Board and management team are pleased to sign these final settlement agreements just three months after agreeing in principle to key terms. The signed agreements are an important milestone in our efforts to offer those who suffered loss an accelerated path to recovery, and to regain the financial strength of our enterprise. We remain confident that this settlement represents the best outcome for HEI and our community, and we are moving forward with a clearer line of sight toward resolution of the wildfire-related tort litigation,” said Scott Seu, HEI president and CEO.
“In the third quarter we took an additional accrual for estimated wildfire liabilities from tort-related legal claims, while also reclassifying a portion of the estimated liabilities as long term. The additional accrual and reclassification, along with the recent capital raise to fund the first settlement payment, allowed us to resolve the going concern matter disclosed in the previous quarter’s financials, and take another step toward regaining HEI’s financial strength.
“Our core operations performed well in the third quarter. The utility continued making important advancements on key strategic initiatives, such as wildfire mitigation and resilience efforts, and American Savings Bank generated strong net income and profitability, expanding net interest margin for a third consecutive quarter.
“In accordance with our strategy to support a strong, financially healthy enterprise that will empower a thriving future for Hawaii, HEI has been undertaking a comprehensive review of strategic options for Pacific Current, which is what led us to report a non-cash asset impairment for the quarter. We will continue to take prudent and measured actions to ensure our companies are well positioned to serve our customers and community for the long term,” said Seu.
There is no set timetable for HEI’s comprehensive review of strategic options for Pacific Current, and there can be no assurances that any actions regarding Pacific Current will result from this evaluation. Neither HEI nor Pacific Current expect to disclose or provide an update concerning developments related to this process unless or until HEI’s Board of Directors has approved a definitive course of action or otherwise determined that further disclosure is appropriate or necessary.
GOING CONCERN ASSESSMENT UPDATE
3 Refer to footnote 2.

On September 25, 2024 HEI announced the successful closing on an offering of newly issued shares of common stock, resulting in $557.7 million in net proceeds. As noted in the prospectus supplement filed with the SEC on September 24, 2024, HEI intends to use the net proceeds to fund its contribution to the expected Maui wildfire tort litigation settlement and for general corporate purposes. HEI expects to pay the total $1.92 billion payment obligation in four equal annual installments of approximately $478.8 million, and the company is now positioned to fund HEI’s first settlement payment, which is expected to be required in late 2025. As a result, management has determined that the conditions that led to the substantial doubt regarding HEI’s ability to continue as a going concern have been mitigated.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS4
Hawaiian Electric’s net loss for the third quarter of 2024 was $82.6 million, compared to net income of $43.5 million in the third quarter of 2023, with the decrease primarily driven by the following after-tax items:
•$121 million after-tax loss due to the accrual of additional estimated wildfire liabilities related to tort-related legal claims and cross claims as of September 30, 2024 (net of insurance recovery);
•$15 million in higher operations and maintenance (O&M) expenses, including $25 million of higher costs partially offset by $10 million of higher Maui windstorm and wildfire related expenses incurred in 2023. The $25 million in higher costs included higher property and general liability insurance costs, higher costs related to the settlement of indemnification claims asserted by the state, higher wildfire mitigation program expenses, settlement administration fees, the write-off of preliminary engineering costs related to federal grant applications that were not awarded, timing of maintenance outage work and increased station maintenance, among other items.
These items were partially offset by the following after-tax items:
•$5 million in higher revenues, including $4 million from the annual revenue adjustment mechanism and $1 million from the major project interim recovery mechanism;
•$2 million lower interest expense; and
•$2 million impact primarily from favorable tax rate adjustments.

4 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

Excluding incremental after-tax Maui windstorm and wildfire-related expenses net of insurance recoveries, Hawaiian Electric’s core net income5 for the quarter was $43.7 million. Incremental after-tax Maui windstorm and wildfire-related expenses of $126.3 million were composed of $169.5 million of Maui wildfire-related expenses, net of $36.8 million of insurance-related recoveries and $6.4 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Utility Dividend Update
The utility dividend to HEI continues to be suspended, as holding company cash needs are limited following HEI’s recent equity issuance and last year’s suspension of the dividend to HEI’s common equity shareholders.
AMERICAN SAVINGS BANK EARNINGS
ASB’s third quarter 2024 net income of $18.8 million compared to a net loss of $45.8 million in the second quarter of 2024 and net income of $11.4 million in the third quarter of 2023. Core net income for the third quarter was $19.4 million.6
Total earning assets as of September 30, 2024 were $8.8 billion, down approximately 3.8% from December 31, 2023.
Total loans were $6.1 billion as of September 30, 2024, down 2.3% from December 31, 2023.
Total deposits were $8.0 billion as of September 30, 2024, down 1.8% from December 31, 2023. Core deposits declined 2.1% from December 31, 2023, while certificates of deposit were approximately flat. As of September 30, 2024, 83% of deposits were F.D.I.C. insured or fully collateralized, with approximately 79% of deposits F.D.I.C. insured. For the third quarter of 2024, the average cost of funds was 118 basis points, up from 115 basis points in the linked quarter and 102 basis points in the prior year quarter.
In the third quarter of 2024, ASB did not pay a dividend to HEI, supporting ASB’s healthy capital levels. ASB had a Tier 1 leverage ratio of 8.6% as of September 30, 2024.
Please refer to ASB’s news release issued on October 30, 2024 for additional information on ASB.
HOLDING AND OTHER COMPANIES
5 Refer to footnote 2.
6 Refer to footnote 2.

The holding and other companies’ net loss was $40.6 million in the third quarter of 2024 compared to $13.7 million in the third quarter of 2023. The quarter’s results include a $35.2 million ($26.1 million after tax) asset impairment recorded at Pacific Current in connection with the strategic review process underway, and $4.7 million ($3.5 million after tax) of Maui wildfire related expenses, net of insurance recoveries. Excluding the asset impairment and Maui wildfire-related expenses, core net loss7 for the third quarter of 2024 was $10.9 million.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its third quarter 2024 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through November 22, 2024. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
7 Refer to footnote 2.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “core” are non-GAAP measures which exclude after-tax Maui wildfire-related costs, the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB and the asset impairment taken in connection with HEI’s ongoing review of strategic options for Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other SEC periodic reports and filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Electric utility	$829,617	$794,987	$2,410,526	$2,419,539
Bank	105,144	100,974	312,231	291,716
Other	3,622	5,912	10,144	14,540
Total revenues	938,383	901,873	2,732,901	2,725,795
Expenses
Electric utility (includes $163 million and $1,875 million of provision for Wildfire tort-related claims recorded in quarter and nine months ended September 30, 2024)	934,181	723,629	4,096,175	2,198,681
Bank (includes $82 million of goodwill impairment recorded in second quarter of 2024)	81,972	88,415	320,913	230,769
Other (includes $35 million of impairment recorded in third quarter of 2024)	48,778	14,718	84,917	34,737
Total expenses	1,064,931	826,762	4,502,005	2,464,187
Operating income (loss)
Electric utility	(104,564)	71,358	(1,685,649)	220,858
Bank	23,172	12,559	(8,682)	60,947
Other	(45,156)	(8,806)	(74,773)	(20,197)
Total operating income (loss)	(126,548)	75,111	(1,769,104)	261,608
Retirement defined benefits credit—other than service costs	1,106	1,256	3,669	3,561
Interest expense, net—other than on deposit liabilities and other bank borrowings	(32,085)	(32,629)	(96,076)	(91,259)
Allowance for borrowed funds used during construction	1,331	1,372	4,061	3,798
Allowance for equity funds used during construction	3,300	4,000	10,276	11,073
Interest income	3,662	—	9,929	—
Income (loss) before income taxes	(149,234)	49,110	(1,837,245)	188,781
Income tax expense (benefit)	(45,303)	7,521	(480,898)	36,915
Net income (loss)	(103,931)	41,589	(1,356,347)	151,866
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income (loss) for common stock	$(104,402)	$41,118	$(1,357,764)	$150,449
Basic earnings (loss) per common share	$(0.91)	$0.37	$(12.16)	$1.37
Diluted earnings (loss) per common share	$(0.91)	$0.37	$(12.16)	$1.37
Dividends declared per common share	$—	$0.36	$—	$1.08
Weighted-average number of common shares outstanding	114,358	109,728	111,636	109,606
Weighted-average shares assuming dilution	114,358	109,917	111,636	109,932
Net income (loss) for common stock by segment
Electric utility	$(82,585)	$43,461	$(1,272,758)	$135,769
Bank	18,778	11,365	(6,075)	50,131
Other	(40,595)	(13,708)	(78,931)	(35,451)
Net income (loss) for common stock	$(104,402)	$41,118	$(1,357,764)	$150,449
Comprehensive income (loss) attributable to HEI	$(65,042)	$6,243	$(1,326,611)	$128,453
Return on average common equity (%) (twelve months ended)			NM	9.5
NM Not meaningful.

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2024	2023	2024	2023
Revenues	$829,617	$794,987	$2,410,526	$2,419,539
Expenses
Fuel oil	279,038	267,438	821,986	881,692
Purchased power	189,165	177,795	530,310	498,990
Other operation and maintenance	162,197	142,508	453,648	407,184
Wildfire tort-related claims	163,000	—	1,875,000	—
Depreciation	62,812	61,165	188,436	182,781
Taxes, other than income taxes	77,969	74,723	226,795	228,034
Total expenses	934,181	723,629	4,096,175	2,198,681
Operating income (loss)	(104,564)	71,358	(1,685,649)	220,858
Allowance for equity funds used during construction	3,300	4,000	10,276	11,073
Retirement defined benefits credit—other than service costs	959	1,132	3,103	3,227
Interest expense and other charges, net	(20,223)	(22,447)	(61,625)	(63,565)
Allowance for borrowed funds used during construction	1,331	1,372	4,061	3,798
Interest income	1,671	—	4,555	—
Income (loss) before income taxes	(117,526)	55,415	(1,725,279)	175,391
Income tax expense (benefit)	(35,439)	11,456	(454,017)	38,126
Net income (loss)	(82,087)	43,959	(1,271,262)	137,265
Preferred stock dividends of subsidiaries	228	228	686	686
Net income (loss) attributable to Hawaiian Electric	(82,315)	43,731	(1,271,948)	136,579
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income (loss) for common stock	$(82,585)	$43,461	$(1,272,758)	$135,769
Comprehensive income (loss) attributable to Hawaiian Electric	$(82,583)	$43,384	$(1,272,851)	$135,603
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,644	1,624	4,526	4,534
Hawaii Electric Light	272	268	780	771
Maui Electric	275	265	762	782
	2,191	2,157	6,068	6,087
Average fuel oil cost per barrel	$114.61	$111.51	$118.76	$124.70
Return on average common equity (%) (twelve months ended)[1]			NM	7.9
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Interest and dividend income
Interest and fees on loans	$73,654	$72,960	$71,540	$219,585	$204,348
Interest and dividends on investment securities	14,001	13,218	14,096	42,183	42,508
Total interest and dividend income	87,655	86,178	85,636	261,768	246,856
Interest expense
Interest on deposit liabilities	19,018	18,015	14,446	54,465	30,944
Interest on other borrowings	6,403	6,479	8,598	21,036	25,171
Total interest expense	25,421	24,494	23,044	75,501	56,115
Net interest income	62,234	61,684	62,592	186,267	190,741
Provision for credit losses	248	(1,910)	8,835	(3,821)	10,053
Net interest income after provision for credit losses	61,986	63,594	53,757	190,088	180,688
Noninterest income
Fees from other financial services	5,188	5,133	4,703	15,195	14,391
Fee income on deposit liabilities	5,156	4,630	4,924	14,684	14,027
Fee income on other financial products	3,131	2,960	2,440	8,834	7,952
Bank-owned life insurance	2,993	2,255	2,303	8,832	5,683
Mortgage banking income	363	364	341	1,151	701
Gain on sale of real estate	—	—	—	—	495
Other income, net	658	423	627	1,767	2,106
Total noninterest income	17,489	15,765	15,338	50,463	45,355
Noninterest expense
Compensation and employee benefits	31,485	29,802	29,902	93,746	89,500
Occupancy	5,630	5,220	5,154	15,913	16,281
Data processing	4,974	4,960	5,133	14,780	15,240
Services	3,816	4,250	3,627	12,217	8,911
Equipment	2,436	2,477	3,125	7,562	8,728
Office supplies, printing and postage	1,014	1,006	1,022	3,038	3,296
Marketing	885	747	984	2,408	2,834
Goodwill impairment	—	82,190	—	82,190	—
Other expense	5,806	5,813	7,399	16,561	19,742
Total noninterest expense	56,046	136,465	56,346	248,415	164,532
Income (loss) before income taxes	23,429	(57,106)	12,749	(7,864)	61,511
Income tax expense (benefit)	4,651	(11,319)	1,384	(1,789)	11,380
Net income (loss)	$18,778	$(45,787)	$11,365	$(6,075)	$50,131
Comprehensive income (loss)	$58,982	$(44,154)	$(22,866)	$25,994	$27,120
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.81	(1.97)	0.47	(0.09)	0.70
Return on average equity	14.28	(33.97)	9.19	(1.52)	13.62
Return on average tangible common equity	14.28	(39.84)	11.02	(1.69)	16.36
Net interest margin	2.82	2.79	2.70	2.78	2.77
Efficiency ratio	70.30	176.20	72.30	104.94	69.69
Net charge-offs to average loans outstanding	0.15	0.15	0.07	0.15	0.11
As of period end
Nonaccrual loans to loans receivable held for investment	0.42	0.53	0.16
Allowance for credit losses to loans outstanding	1.07	1.11	1.23
Tangible common equity to tangible assets	6.0	5.4	3.9
Tier-1 leverage ratio	8.6	8.4	7.7
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$—	$14.0	$—	$39.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI and ASB management use certain non-GAAP measures to evaluate the performance of HEI and the bank. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and returns on average equity and average assets for the bank.
The reconciling adjustments from GAAP earnings to core earnings are limited to the costs related to the Maui wildfires, the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB and the asset impairment taken in connection with HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2024	2023	2024	2023
Maui wildfire-related costs
Pretax expenses:
Legal expenses	$17,963	$10,751	$57,990	$10,751
Outside services expenses	1,331	6,134	5,856	6,134
Provision for credit losses	(200)	5,900	(2,500)	5,900
Wildfire tort-related claims	203,000	75,000	1,915,000	75,000
Other expenses	10,864	3,842	26,814	3,842
Interest expenses	3,438	955	11,649	955
Pretax expenses	236,396	102,582	2,014,809	102,582
Insurance recoveries	(52,158)	(75,000)	(83,610)	(75,000)
Deferral of cost	(8,589)	—	(24,143)	—
Wildfire-related expenses, excluding insurance recovery and deferral	175,649	27,582	1,907,056	27,582
Pretax goodwill impairment	—	—	82,190	—
Pretax asset impairment	35,216	—	35,216	—
Income tax benefits[2]	(54,308)	(7,192)	(516,209)	(7,192)
After-tax adjustments	$156,557	$20,390	$1,508,253	$20,390

1 Accounting principles generally accepted in the United States of America.
2 Current year composite statutory tax rate of 25.75% is used for Utility and Other amounts and current year composite statutory tax rate of 26.80% is used for ASB amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net—other than on deposit liabilities and other bank borrowings” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities and Bank tables below for more detail.

	Three months ended September 30		Nine months ended September 30
(in thousands)	2024	2023	2024	2023
HEI consolidated net income (loss)
GAAP net income (loss) (as reported)	$(104,402)	$41,118	$(1,357,764)	$150,449
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	13,329	7,977	43,040	7,977
Outside services expenses	985	4,546	4,323	4,546
Provision for credit losses	(146)	4,319	(1,830)	4,319
Wildfire tort-related claims	150,727	55,688	1,421,887	55,688
Other expenses	8,067	2,839	19,913	2,839
Interest expenses	2,552	709	8,649	709
After tax expenses	175,514	76,078	1,495,982	76,078
Insurance recoveries	(38,727)	(55,688)	(62,080)	(55,688)
Deferral of cost	(6,377)	—	(17,926)	—
Maui wildfire-related expenses, net of insurance recoveries and approved deferral treatment (after tax)	130,410	20,390	1,415,976	20,390
Goodwill impairment (after-tax)	—	—	66,130	—
Asset impairment (after-tax)	26,147	—	26,147	—
Non-GAAP (core) net income	$52,155	$61,508	$150,489	$170,839
GAAP Diluted earnings (loss) per share (as reported)	$(0.91)	$0.37	$(12.16)	$1.37
Non-GAAP (core) Diluted earnings per share	$0.46	$0.56	$1.35	$1.55

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2024	2023	2024	2023
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses[1]	$11,821	$6,251	$40,169	$6,251
Outside services expenses[1]	639	4,706	2,420	4,706
Wildfire tort-related claims	203,000	75,000	1,915,000	75,000
Other expenses[1]	10,257	2,482	25,139	2,482
Interest expenses[2]	2,533	503	8,964	503
Pretax expenses	228,250	88,942	1,991,692	88,942
Insurance recoveries	(49,625)	(75,000)	(75,973)	(75,000)
Deferral of cost	(8,589)	—	(24,143)	—
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	170,036	13,942	1,891,576	13,942
Income tax benefits[3]	(43,784)	(3,590)	(487,081)	(3,590)
After-tax expenses	$126,252	$10,352	$1,404,495	$10,352

Hawaiian Electric consolidated net income (loss)
GAAP net income (loss) (as reported)	$(82,585)	$43,461	$(1,272,758)	$135,769
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	8,776	4,641	29,825	4,641
Outside services expenses	475	3,495	1,797	3,495
Wildfire tort-related claims	150,727	55,688	1,421,887	55,688
Other expenses	7,616	1,843	18,666	1,843
Interest expenses	1,881	373	6,656	373
Maui windstorm and wildfires related expenses (after tax)	169,475	66,040	1,478,831	66,040
Insurance recoveries (after tax)	(36,846)	(55,688)	(56,410)	(55,688)
Deferral of cost (after tax)	(6,377)	—	(17,926)	—
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	126,252	10,352	1,404,495	10,352
Non-GAAP (core) net income	$43,667	$53,813	$131,737	$146,121

1     Legal, outside services and other are included in “Other operation and maintenance” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
2     Interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
3     Current year composite statutory tax rate of 25.75% is used for Utility amounts.

Reconciliation of GAAP to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2024	2023	2024	2023
Maui wildfire related costs and goodwill impairment
Pretax expenses:
Provision for credit losses	$(200)	$5,900	$(2,500)	$5,900
Professional services expense	1,134	1,300	4,043	1,300
Other expenses, net	(42)	1,357	(308)	1,357
Pretax Maui wildfire related costs, net	892	8,557	1,235	8,557
Pretax goodwill impairment	—	—	82,190	—
Income tax benefit[1]	(239)	(2,293)	(16,391)	(2,293)
After-tax expenses	$653	$6,264	$67,034	$6,264

ASB net income (loss)
GAAP (as reported)	$18,778	$11,365	$(6,075)	$50,131
Excluding expense relating to Maui wildfire costs and goodwill impairment (after tax):
Provision for credit losses	(146)	4,319	(1,830)	4,319
Professional services expense	830	952	2,960	952
Other expenses, net	(31)	993	(226)	993
Goodwill impairment	—	—	66,130	—
Maui wildfire related cost, net and goodwill impairment (after tax)	653	6,264	67,034	6,264
Non-GAAP (core) net income	$19,431	$17,629	$60,959	$56,395

	Three months ended September 30		Nine months ended September 30
	2024	2023	2024	2023
Ratios (annualized %)
Based on GAAP
Return on average assets	0.81	0.47	(0.09)	0.70
Return on average equity	14.28	9.19	(1.52)	13.62
Return on average tangible common equity	14.28	11.02	(1.69)	16.36
Efficiency ratio	70.30	72.30	104.94	69.69
Based on Non-GAAP (core)
Return on average assets	0.84	0.73	0.87	0.78
Return on average equity	14.78	14.25	15.24	15.32
Return on average tangible common equity	14.78	17.09	16.94	18.40
Efficiency ratio	68.93	68.89	68.64	68.56

1     Current year composite statutory tax rate of 26.80% is used for ASB amounts.